SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
OF THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

☒	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement

MACH ONE CORPORATION
(Name of Registrant as Specified in Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

 (INTENDED TO BE DISTRIBUTED TO SHAREHOLDERS ON OR ABOUT SEPTEMBER 3, 2010)

MACH ONE CORPORATION
P.O. Box 19409
Minneapolis, Minnesota 55419
(888) 400-7179
_____________________________

Notice of Stockholder Action by Written Consent

September 19, 2010

Dear Stockholder:

The purpose of this Information Statement is to inform the holders of record, as of the close of business on August 10, 2010 (the "Record Date"), of shares of common stock, par value $0.001 per share (the "Common Stock") of Mach One Corporation, a Nevada corporation (the "Company"), that holders of the majority of Common Stock have taken action by written consent as of August 23, 2010, to approve the following:

To authorize the Company's officers and board of directors to amend the Company’s Articles of Incorporation in the state of Nevada to change the Company’s name to “Capsalus Corp.”

Nevada corporation law and the Company's bylaws permit holders of a majority of the voting power to take a stockholder action by written consent. Accordingly, the Company will not hold a meeting of its stockholders to consider or vote upon the Company’s name change.

We encourage you to read the attached Information Statement carefully, including the exhibits, for further information regarding this action.  In accordance with Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act"), the approval of the action described herein by the holders of a majority of the voting power of the Company will be deemed ratified and effective at a date that is at least twenty (20) days after the date this Information Statement has been mailed or furnished to our stockholders.  This Information Statement is first being mailed or furnished to stockholders on or about September 19, 2010.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS, AND NO STOCKHOLDERS' MEETING WILL BE HELD TO CONSIDER THE MATTER DESCRIBED HEREIN.

This Information Statement is being furnished to you solely for the purpose of informing stockholders of the matter described herein in compliance with Regulation 14C of the Exchange Act.

WE ARE NOT ASKING FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND A PROXY

Sincerely,

MACH ONE CORPORATION

/s/ Steven M. Grubner
President
September 19, 2010

 (INTENDED TO BE DISTRIBUTED TO SHAREHOLDERS ON OR ABOUT SEPTEMBER 19, 2010)

MACH ONE CORPORATION
P.O. Box 19409
Minneapolis, Minnesota 55419
(888) 400-7179

Information Concerning Actions by Written Consent

Date and Purpose of Written Consent

On August 10, 2010, stockholders holding 208,925,000 shares, which constitutes a majority of the voting power of our Company, took action by written consent for the purpose of approving an amendment to the Articles of Incorporation of the Company to change the Company’s name to “Capsalus Corp.” (the “Amendment”).

Stockholders Entitled to Notice

As of August 10, 2010 there were 385 million shares of our Common Stock outstanding. Holders of our Common Stock are entitled to one vote per share. Stockholders of record at the close of business on August 10, 2010, will be entitled to receive this Notice and Information Statement.

Proxies

No proxies are being solicited.

Consents Required

The approval and adoption of the Amendment requires the consent of the holders of a majority of the shares of issued and outstanding Common Stock.

On August 10, 2010, stockholders holding 208,925,000 shares, or approximately 54% of our Common Stock as of the Record Date, delivered a written consent to us adopting the proposed Amendment set forth herein. . As such, no vote or further action of the stockholders of the Company is required to approve the Amendment. You are hereby being provided with notice of the approval of the Amendment.

For a detailed breakdown of the beneficial ownership of our Common Stock, please see Common Stock Ownership of Certain Beneficial Owners and Management below.

Purpose of Name Change

The Board of Directors approved the Amendment to further the Company’s strategic business plan and ensure shareholder recognition of the Company.  In order to pursue the Company’s plans to pursue the health care products market and promote a more modern “branded name”, the Board believes that this name change Amendment is in the best interest of the Company.

Effective Date of Amendment

The amendment to our Articles of Incorporation will become effective upon the filing with the Nevada Secretary of State of a Certificate of Amendment to our Articles of Incorporation. We intend to file the Certificate of Amendment twenty one days after this Information Statement is first mailed to shareholders.

Effect on Certificates Evidencing Shares of Mach One Corporation

The change in the name of Mach One Corporation to Capsalus Corp. will be reflected in its stock records by book-entry in Mach One Corporation’s books. For those shareholders that hold physical certificates, please do not destroy or send to Mach One Corporation your common stock certificates. Those certificates will remain valid for the number of shares shown thereon, and should be carefully preserved by you.  There will be no other effect on your rights or interest in shares of the Company that you hold. There is no material US Federal Income Tax Consequences to either the Company or its shareholders from the Amendment.

No Dissenter's Rights

Under Nevada Law, our dissenting shareholders are not entitled to appraisal rights with respect to our amendment, and we will not independently provide our shareholders with any such right.

Information Statement Costs

The cost of delivering this information statement, including the preparation, assembly and mailing of the information statement, as well as the cost of forwarding this material to the beneficial owners of our capital stock will be borne by us. We may reimburse others for expenses in forwarding information statement materials to the beneficial owners of our capital stock.

Common Stock Ownership of Certain Beneficial Owners and Management

The following table sets forth information as of August 10, 2010, regarding the beneficial ownership of the Company’s Common Stock of (i) each person known to the Company to be the beneficial owner, within the meaning of Section 13(d) of the Exchange Act, of more than 5% of the outstanding shares of Common Stock, (ii) each officer and Director of the Company, (iii) each person who has filed a written consent to the adoption of the Amendment and (iv) all executive officers and Directors of the Company as a group.   Each of the beneficial owners named below has sole voting and investment power with respect to the shares listed.  On such date, there were 385 million shares of the Company’s Common Stock issued and outstanding.

Name	Shares Beneficially Owned		Percentage of Shares Outstanding
Gilbert Peter, Director	18,500,000		4.81%
Kevin P. Quirk, Director	15,200,000		3.95%
Patrick G. Sheridan, Chief Financial Officer and Secretary	1,375,000		.36%
Steven M. Grubner, President	2,200,000		.52%
Tad M. Ballantyne, Director	17,400,000	(1)	4.52%
Kevin G. Sallstrom, Director	2,750,000		.72%
Andrew Roth, Director	17,400,000	(2)	4.52%

Officers and Directors (7 persons)	74,825,000		19.44%

OTHER SHAREHOLDERS

Monte Tobin	12,000,000	3.1%
Gregory Peter	9,900,000	2.57%
Brittin Eustis	7,400,000	1.92%
Terralina Super Annuation Fund	13,900,000	3.61%
Thomas Plant	13,900,000	3.61%
Chris Stanko	6,300,000	1.64%
William Stern	14,500,000	3.77%
Richard Medlan	9,300,000	2.42%
Mark Thomas	7,900,000	2.05%
Hochstin Investments	8,000,000	2.08%
Kenneth Wolkoff	9,500,000	2.47%
Philip Holstein	4,400,000	1.14%
Robert Lebby	10,000,000	2.6%
Jack Seidman	7,100,000	1.84%

TOTAL	208,925,000	54.27%

_____________________________________________________
(1)
Includes 8,440,000 shares held by Mackay Limited Partnership over which Mr. Ballantyne exercises control. Mr. Ballantyne is the majority owner of Thomsen Group, LLC which owns 500,000 shares of the Company’s Class B Preferred Stock. Each share of Class B Preferred Stock is convertible at any time into two shares of Common Stock.

(2) These shares are in the name of AAR Family Limited Partnership of which Mr. Roth is the general partner.

 Conclusion

As a matter of regulatory compliance, we are sending you this Information Statement which describes the purpose and effect of the Amendment.  Your consent to the Amendment is not required and is not being solicited in connection with this action.  This Information Statement is intended to provide our stockholders information required by the rules and regulations of the Securities Exchange Act of 1934.

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.  THE ATTACHED MATERIAL IS FOR INFORMATIONAL PURPOSES ONLY.

WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION

We file annual, quarterly and special reports and other information with the SEC. Certain of our SEC filings are available over the Internet at the SEC’s web site at http://www.sec.gov. You may also read or obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Callers in the United States can also call 1-202-551-8090 for further information on the operations of the public reference facilities.

Neither the Securities and Exchange Commission nor any state regulatory authority has approved or disapproved these transactions, passed upon the merits or fairness of the transactions, or determined if this information statement is accurate or complete. Any representation to the contrary is a criminal offense.

MACH ONE CORPORATION

By Order of the Board of Directors

By: /s/ Steven M. Grubner
Steven M. Grubner, President
September 19, 2010

EXHIBIT A

CERTIFICATE OF AMENDMENT

CERTIFICATE OF AMENDMENT OF

ARTICLES OF INCORPORATION

OF MACH ONE CORPORATION

I, the undersigned officer of Mach One Corporation, a Nevada corporation, do hereby certify:

1. Article One of the Articles of Incorporation of this corporation is hereby to read as follows:

“The name of the corporation shall be Capsalus Corp.”

2.
The action and consent of shareholders being a majority of more than 50% of the shares of common stock of the company, validly issued and outstanding on the books of the corporation, has duly authorized and voted according to written consents, there being 385,000,000 common shares validly issued and outstanding entitled to vote, there were 208,925,000 (approximately 54%) voted in favor of the change of the Corporation’s name to “Capsalus Corp.”

By ________________________________

Steven M. Grubner, President